UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2024

Astera Labs, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-736297	82-3437062
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Tasman Drive, Suite 205

Santa Clara, CA 95054

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 337-9056

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALAB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

Conversion of the Company’s Preferred Stock into Common Stock

As previously disclosed in the Registration Statement on Form S-1 (File No. 333-277205) (the “Registration Statement”) of Astera Labs, Inc. (the “Company”), on March 22, 2024, the Company issued 90,890,650 shares of its common stock, par value $0.0001 per share (the “Common Stock”), upon conversion on a one-for-one basis (the “Conversion”) of all outstanding shares of its Series A Preferred Stock, par value $0.0001 per share, Series A-1 Preferred Stock, par value $0.0001 per share, Series B Preferred Stock, par value $0.0001 per share, Series B-1 Preferred Stock, par value $0.0001 per share, Series C Preferred Stock, par value $0.0001 per share, and Series D Preferred Stock, par value $0.0001 per share (collectively, the “Preferred Stock”), in connection with the Company’s initial public offering (the “IPO”) pursuant to the Company’s Amended and Restated Certificate of Incorporation, as amended and in effect immediately prior to the closing of the IPO. The Conversion of the Preferred Stock into an equal number of shares of Common Stock occurred automatically immediately prior to the consummation of the IPO. The issuance of the Common Stock upon the Conversion has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 3(a)(9) thereof.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 below is incorporated by reference in this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed in the Registration Statement, on March 22, 2024 and in connection with the consummation of the IPO, the Company filed an amended and restated certificate of incorporation, in the form previously filed with the as Exhibit 3.2 to the Registration Statement (the “Restated Certificate”), with the Secretary of State of the State of Delaware. The Board of Directors of the Company (the “Board”) and the Company’s stockholders previously approved the Restated Certificate to be filed in connection with the closing of the IPO.

In addition, as previously disclosed in the Registration Statement, on March 22, 2024, the Company’s Second Amended and Restated Bylaws, in the form previously filed as Exhibit 3.4 to the Registration Statement (the “Bylaws”), became effective. The Company’s board of directors and stockholders previously approved the Bylaws to be effective immediately prior to the closing of the IPO.

A description of the Company’s capital stock, after giving effect to the adoption of the Restated Certificate and Bylaws, has previously been reported by the Company in the Registration Statement.

The foregoing descriptions of the Restated Certificate and the Bylaws are qualified in their entirety by reference to the Restated Certificate and Bylaws, which are filed herewith as Exhibit 3.1 and Exhibit 3.2, respectively, and each of which is incorporated herein by reference.

Item 8.01	Other Events.

Completion of the Initial Public Offering

On March 22, 2024, the Company completed its IPO of 22,770,000 shares of Common Stock at an initial public offering price of $36.00 per share, 19,758,903 of which were sold by the Company, including 2,970,000 shares sold by the Company pursuant to the full exercise of the underwriters’ option to purchase additional shares, and 3,011,097 of which were sold by certain selling stockholders. The Company did not receive any proceeds from the sale of shares of Common Stock in the IPO by the selling stockholders.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Astera Labs, Inc.

3.2	Second Amended and Restated Bylaws of Astera Labs, Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: March 28, 2024	Astera Labs, Inc.

	By:	/s/ Michael Tate
	Name:	Michael Tate
	Title:	Chief Financial Officer